Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act of any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto. The agreement shall remain in full force and effect until revoked by either party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date written below.

Dated: January 22, 2021

John C. Goff		GFS Contango GP, LLC
		By:	its Managing Member, GFS Management, LLC
		By:	its Managing Member, Goff Focused Strategies LLC
By:	/s/ John C. Goff

Goff MCF Partners, LP		By:	/s/ John C. Goff
By:	its General Partner, GFS Contango GP, LLC		John C. Goff, Chief Executive Officer

GFS Management, LLC
By:	/s/ John C. Goff	By:	its Managing Member, Goff Focused Strategies LLC
John C. Goff, Chief Executive Officer

Goff Family Investments, LP		By:	/s/ John C. Goff
By:	its General Partner, Goff Capital, Inc.		John C. Goff, Chief Executive Officer

Goff Focused Strategies LLC

By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer
		By:	/s/ John C. Goff
Goff Capital, Inc.			John C. Goff, Chief Executive Officer

GFT Strategies, LLC
By:	/s/ John C. Goff John C. Goff, Chief Executive Officer	By:	its managing member, The John C. Goff 2010 Family Trust

The John C. Goff 2010 Family Trust
		By:	/s/ John C. Goff
John C. Goff, Trustee

By:	/s/ John C. Goff	JCG 2016 Management, LLC
John C. Goff, Sole Trustee

JCG 2016 Holdings, LP
By:	its General Partner, JCG 2016 Management, LLC	By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer

By:	/s/ John C. Goff	Kulik GP, LLC
John C. Goff, Chief Executive Officer

Kulik Partners, LP		By:	/s/ John C. Goff
By:	its General Partner, Kulik GP, LLC		John C. Goff, Manager

GFS Energy GP, LLC
By:	/s/ John C. Goff	By:	its Managing Member, GFS Management, LLC
	John C. Goff, Manager	By:	its Managing Member, Goff Focused Strategies LLC

Goff MCEP Holdings, LLC
By:	its Manager, Goff Capital, Inc.
		By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer

By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer

Goff Family Foundation
Goff MCEP II, LP
By:	its General Partner, GFS MCEP GP, LLC

		By:	/s/ John C. Goff
John C. Goff, sole board member

By:	/s/ John C. Goff
	John C. Goff, Chief Executive Officer	Travis Goff

GFS MCEP GP, LLC
By:	its Managing Member, GFS Management, LLC	By:	/s/ John C. Goff
By:	its Managing Member, Goff Focused Strategies LLC

By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer

Goff Focused Energy Strategies, LP
By:	its General Partner, GFS Energy GP, LLC

By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer